#97588919v13 NON-EMPLOYEE DIRECTOR GLOBAL RESTRICTED SHARE UNIT AWARD AGREEMENT UNDER THE ARCADIUM LITHIUM PLC OMNIBUS INCENTIVE PLAN ANNUAL EQUITY GRANT This GLOBAL RESTRICTED SHARE UNIT AWARD AGREEMENT, including any additional terms or conditions for the Participant’s country set forth in any appendix attached hereto (the “Appendix,” and collectively with this Non-Employee Director Global Restricted Share Unit Award Agreement, (this “Agreement”), is made by and between Arcadium Lithium plc (the “Company”) and [Participant Name] (the “Participant”). WHEREAS, the Company maintains the Arcadium Lithium plc Omnibus Incentive Plan (as it may be amended from time to time, the “Plan”); WHEREAS, the Company maintains the Arcadium Lithium plc Compensation Policy for Non-Employee Directors (as amended from time to time, the “Policy”), which contemplates the grant of awards to non-employee directors of the Board under the Plan; WHEREAS, Article 10 of the Plan authorizes the grant of Awards in the form of Restricted Share Units; WHEREAS, to further align the Participant’s personal financial interests with those of the Company’s shareholders, the Policy provides for the grant of Restricted Share Units to the Participant on the terms described herein, effective as of [Grant Date] (the “Grant Date”); and WHEREAS, the terms of the Plan are incorporated herein by reference and made a part of this Agreement and will control the rights and obligations of the Company and the Participant under this Agreement. In the event of a conflict among the provisions of the Plan, this Agreement and any descriptive materials provided in connection herewith, the provisions of the Plan will prevail. Unless otherwise provided in this Agreement, capitalized terms not otherwise defined herein will have the same meanings as in the Plan. NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows: 1. Grant of Restricted Share Units. Pursuant to the Policy and the Plan, effective as of the Grant Date, the Company hereby grants to the Participant this Award of [Number of Shares Granted] Restricted Share Units on the terms and conditions set forth herein (the “Units”). Each Unit, once vested, represents an unfunded, unsecured right of the Participant to receive one ordinary share of the Company (each a “Share”) at a specified time. The Units will become vested, and the underlying Shares will be issued in respect of vested Units, as set forth in this Agreement. Exhibit 10.5

2 #97588919v13 2. Vesting. (a) Subject to the Participant’s continued service on the Board through the applicable date or event, 100% of the Units shall become vested on the earliest of (such date, the “Vesting Date”): (i) the first anniversary of the Grant Date; (ii) the date of the annual shareholders’ meeting that next follows the Grant Date; or (iii) immediately prior to, but contingent upon the occurrence of, a Change in Control (which, solely for purposes of this Agreement, will have the meaning defined in the Policy); or (b) Notwithstanding anything to the contrary in Section 2(a), in the event of the Participant’s Separation from Service (as defined in the Policy) as a result of the Participant’s death prior to the date the Units otherwise vest, a pro-rata portion of the unvested Units shall vest on the date of the Participant’s death, determined based on the number of days the Participant served on the Board from and after the Grant Date and prior to the Participant’s Separation from Service relative to the total number of days during the period beginning on the Grant Date and ending on the Vesting Date. (c) Upon the Participant’s Separation from Service for any reason, any Unit (or portion thereof) that has not become vested on or prior to the effective date of such Separation from Service (including, for the avoidance of doubt, in accordance with the terms of Sections 2(a) or (b)) will then be forfeited immediately and automatically, and the Participant will have no further rights with respect thereto. (d) For purposes of the Units, the Participant’s Separation from Service will be considered to occur as of the date the Participant is no longer actively providing Service to the Company or any Affiliate or Subsidiary (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is providing Service or the terms of the Participant’s Service agreement, if any), and unless otherwise expressly provided in this Agreement or determined by the Company, the Participant’s right to vest in the Units under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., the Participant’s period of Service will not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where the Participant is providing Service or the terms of the Participant’s Service agreement, if any); the Committee shall have the exclusive discretion to determine when the Participant is no longer actively providing Service for purposes of the Units (including whether the Participant may still be considered to be providing Service while on a leave of absence).

3 #97588919v13 3. Settlement. Shares will be issued in respect of vested Units within 60 days following the Vesting Date. Fractional Shares will be rounded up to the next whole Share. 4. Non-Transferability. Neither the Units nor any right with respect thereto may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant other than by will or by the laws of descent and distribution, and any purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance will be void and unenforceable against the Company. 5. Shareholder Rights. (a) The Participant will not have any shareholder rights or privileges, including voting or dividend rights, with respect to the Shares subject to Units until such Shares are actually issued and registered in the Participant’s name in the Company’s books and records. (b) The foregoing notwithstanding, if the Company declares and pays a cash dividend or distribution with respect to Shares while Units are outstanding hereunder, the Company will credit to the Participant a number of dividend equivalents (“Dividend Equivalents”) equal to (i) the amount of the dividend or distribution that would have been payable to the Participant had he or she been the record holder of a number of Shares equal to the number of Units outstanding hereunder (whether or not vested) on the record date of such dividend or distribution, divided by (ii) the per share Fair Market Value of the Company’s Shares on such date that the Company pays the cash dividend or distribution. Any Dividend Equivalents credited pursuant to the foregoing provisions of this section shall be subject to the same vesting, payment and other terms, conditions, timing and restrictions as the original Units to which they relate, including the obligation to satisfy the Tax-Related Items defined and described hereof under Section 8(b) hereof. No crediting of Dividend Equivalents shall be made pursuant to this section with respect to any Units which, immediately prior to the record date for that dividend, have either been paid pursuant to Section 3 hereof or terminated pursuant to Section 2(c) hereof. 6. No Limitation on Rights of the Company. For the avoidance of doubt, the grant of the Units will not in any way affect the right or power of the Company to make adjustments, reclassifications or changes in its capital or business structure or to merge, consolidate, reincorporate, dissolve, liquidate or sell or transfer all or any part of its business or assets. 7. Reservation of Rights. Nothing in this Agreement or in the Plan will be construed to (a) create any obligation on the part of the Board to nominate the Participant for reelection by the Company’s shareholders, or (b) limit in any way the right of the Board to remove the Participant as a director of the Company. 8. Tax Treatment and Withholding. (a) The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the acquisition or sale of the Shares subject to the Units. The Participant has had the opportunity to review with his or her own tax advisors the federal, state, local and foreign tax consequences

4 #97588919v13 of the transactions contemplated by this Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. (b) The Participant acknowledges that, regardless of any action taken by the Company or, if different, the Affiliate or Subsidiary to which the Participant provides service (the “Service Recipient”), the ultimate liability for any income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to a Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”) is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company or the Service Recipient. The Participant further acknowledges that the Company and/or the Service Recipient (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Units, including, but not limited to, the grant, vesting, or settlement of the Units, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends or dividend equivalents and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Units to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction, the Participant acknowledges that the Company and/or the Service Recipient (or former service recipient, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction. (c) Prior to any relevant taxable or tax withholding event, as applicable, and as a condition to the Company’s obligation to issue Shares upon vesting of the Units hereunder, the Participant agrees to pay to the Company such amount as may be required to satisfy all applicable Tax-Related Items arising in connection with the Units (or otherwise make arrangements acceptable to the Company for the satisfaction any applicable withholding obligations with respect to all Tax-Related Items). If any applicable Tax-Related Items are not timely paid or satisfied, the Participant’s right to receive such Shares will be permanently forfeited. 9. Notices. (a) Any notice required to be given or delivered to the Company under the terms of this Agreement will be addressed to it in care of Secretary, Arcadium Lithium plc, 1818 Market Street, Suite 2550, Philadelphia, PA 19103 and any notice to the Participant will be addressed to the Participant’s address now on file with the Company, or to such other address as either may designate to the other in writing. Except as otherwise provided below in Section 9(b), any notice will be deemed to be duly given when enclosed in a properly sealed envelope addressed as stated above and deposited, postage paid, in a post office or branch post office regularly maintained by the United States government. (b) The Participant hereby authorizes the Company to deliver electronically any prospectuses or other documentation related to this Award, the Plan and any other compensation or benefit plan or arrangement in effect from time to time (including, without limitation, reports, proxy statements or other documents that are required to be delivered to participants in such plans or arrangements pursuant to federal or state laws, rules or regulations).

5 #97588919v13 For this purpose, electronic delivery will include, without limitation, delivery by means of e-mail or e-mail notification that such documentation is available on the Company’s Intranet site. Upon written request, the Company will provide to the Participant a paper copy of any document also delivered to the Participant electronically. The authorization described in this Section 9(b) may be revoked by the Participant at any time by written notice to the Company. The Participant agrees that the foregoing online or electronic participation in the Plan shall have the same force and effect as documentation executed in hardcopy written form. The Participant hereby further agrees to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company. 10. Beneficiaries. In the event of the death of the Participant, the issuance of Shares hereunder (if any) shall be made in accordance with the Participant’s written beneficiary designation on file with the Company or its representative and/or agent (if such a designation has been duly filed with the Company or its representative and/or agent, in the form prescribed by the Company and in accordance with the notice provisions of Section 9(a)). In the absence of any such beneficiary designation, the delivery of Shares hereunder (if any) will be made to the person or persons to whom the Participant’s rights shall pass by will or by the applicable laws of intestacy. 11. Government Regulation. The Company’s obligation to deliver Shares in respect of vested Units will be subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. 12. Administration. By entering into this Agreement, the Participant agrees and acknowledges that (a) the Company has provided or made available to the Participant copies of the Plan and the Policy, (b) he or she has read the Plan and the Policy, (c) all Units are subject to the Plan and the Policy and (d) pursuant to the Plan, the Board is authorized to interpret the Plan and to adopt rules and regulations not inconsistent with the Plan as it deems appropriate. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board with respect to questions arising under the Plan, the Policy or this Agreement. 13. References. References herein to rights and obligations of the Participant shall apply, where appropriate, to the Participant’s legal representative or estate without regard to whether specific reference to such legal representative or estate is contained in a particular provision of this Agreement. 14. Binding Effect. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns. 15. Entire Agreement; Amendment. This Agreement, together with the Plan, represents the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior agreement, written or otherwise, relating to the subject matter hereof. This Agreement may only be amended by a writing signed by each of the parties hereto, except that

6 #97588919v13 the Company may amend or modify this Agreement without the Participant’s consent in accordance with the provisions of the Plan. 16. Governing Law and Venue. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the Bailiwick of Jersey. For purposes of any action, lawsuit or other proceedings brought to enforce this Agreement, relating to it, or arising from it, the parties hereby submit to and consent to the sole and exclusive jurisdiction of the state or federal courts in the Eastern District of Pennsylvania, and no other courts, where this grant of the Units is made and/or to be performed. 17. Privacy. By signing this Agreement, the Participant hereby acknowledges and agrees to the Company’s transfer of certain personal data of such Participant to the Company and its agents for purposes of implementing, performing or administering the Plan, this Award or any related benefit, as contemplated by Section 16.11 of the Plan. The Participant expressly gives his or her consent to the Company to process such personal data. 18. Discretionary Nature. The Participant acknowledges and agrees that the Plan and this Award are exceptional, voluntary, and discretionary and do not create any contractual or another right to receive future grants of award, or benefits in lieu of awards, even if awards have been granted in the past. The Participant further acknowledges that any future awards will be made in the Committee’s discretion, and that the Plan may be terminated, amended or canceled by the Company at any time in accordance with its terms. 19. Section Headings. The headings of sections and paragraphs of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

7 #97588919v13 20. Counterparts. This Agreement may be executed in multiple counterparts (including by facsimile or pdf signature), each of which will be deemed to be an original, but all of which together will constitute but one and the same instrument. 21. Section 409A and Section 457A of the Code. To the extent applicable, this Agreement is intended to be exempt from the requirements of Section 409A or Section 457A of the Code and the regulations thereunder, and the provisions of this Agreement shall be interpreted accordingly. If any provision of this Agreement or any term or condition of the Units would otherwise frustrate or conflict with this intent, the provision, term or condition shall be interpreted and deemed amended so as to avoid this conflict. Notwithstanding the foregoing, in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of noncompliance with Section 409A or Section 457A of the Code. 22. Appendix. Notwithstanding any provisions in this Agreement, the grant of the Units shall be subject to any additional terms and conditions for the Participant’s country set forth in the Appendix. Moreover, if the Participant relocates to one of the countries included in the Appendix, the additional terms and conditions for such country will apply, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement. 23. Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Units and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. [Signature Page Follows]

#97588919v13 IN WITNESS WHEREOF, the Company’s duly authorized representative and the Participant have each executed this Agreement on the respective date below indicated. ARCADIUM LITHIUM PLC By: Title: Date: PARTICIPANT Signature: Date:

9 #97588919v13 APPENDIX TO NON-EMPLOYEE DIRECTOR GLOBAL RESTRICTED SHARE UNIT AWARD AGREEMENT UNDER THE ARCADIUM LITHIUM PLC OMNIBUS INCENTIVE PLAN ANNUAL EQUITY GRANT Certain capitalized terms used but not defined in this Appendix have the meanings set forth in the Plan and/or in the Global Non-Employee Director Global Restricted Share Unit Award Agreement. Terms and Conditions This Appendix includes additional terms and conditions that govern the Units granted to the Participant under the Plan if the Participant resides and/or works in one of the countries listed below. If the Participant is a citizen or resident (or is considered as such for local law purposes) of a country other than the country in which the Participant is currently residing and/or working, or if the Participant relocates to another country after the grant of the Units, the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall be applicable to the Participant. Notifications This Appendix may also include information regarding securities laws, exchange controls, and certain other issues of which Participant should be aware with respect to participation in the Plan. The information is based on the securities, exchange control, and other laws in effect in the respective countries as of December 2023. Such laws are often complex and change frequently. As a result, the Participant should not rely on the information in this Appendix as the only source of information relating to the consequences of the Participant’s participation in the Plan because the information may be out of date at the time the Units vest or the Participant sells Shares acquired under the Plan. In addition, the information contained herein is general in nature and may not apply to the Participant’s particular situation, and the Company is not in a position to assure the Participant of a particular result. Accordingly, the Participant is advised to seek appropriate professional advice as to how the relevant laws in the Participant’s country may apply to Participant’s situation. Finally, if the Participant is a citizen or resident (or is considered as such for local law purposes) of a country other than the country in which the Participant is currently residing and/or working, or if the Participant relocates to another country after the grant of the Units, the notifications contained herein may not be applicable to the Participant in the same manner.

10 #97588919v13 ALL COUNTRIES Terms and Conditions Nature of Award. In accepting the Units, the Participant acknowledges and agrees that: 1. The Participant is voluntarily participating in the Plan. 2. The Units and any Shares acquired under the Plan, and the income from and value of same, are an extraordinary item that do not constitute compensation of any kind for service of any kind rendered to the Company or any Affiliate or Subsidiary, and which are outside the scope of the Participant’s Service agreement, if any. 3. The Units and any Shares acquired under the Plan, and the income from and value of same, are not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, end-of- service payments, bonuses, long-service options, pension, holiday pay, retirement benefits, or similar payments. 4. Unless otherwise agreed with the Company in writing, the Units and the Shares subject to the Units, and the income from and value of same, are not granted as consideration for, or in connection with, the service the Participant may provide as a director of an Affiliate or Subsidiary; 5. The future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty. 6. No claim or entitlement to compensation or damages arises from termination of the Units or diminution in value of the Shares subject to the Units and the Participant irrevocably releases the Company and any Affiliates or Subsidiaries from any such claim that may arise. If, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen then, by signing this Agreement, the Participant shall be deemed irrevocably to have waived the Participant’s entitlement to pursue such a claim. 7. No claim or entitlement to compensation or damages shall arise from forfeiture of the Units resulting from the Participant’s Separation from Service (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is providing Service or the terms of the Participant’s Service agreement, if any). 8. Neither Company nor its Affiliates and Subsidiaries shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of the Units, the calculation of any applicable Tax-Related Items, or of any amounts due to the Participant pursuant to the vesting of the Units or the subsequent sale of the Shares acquired pursuant to the Units.

11 #97588919v13 Language. The Participant acknowledges that they are proficient in the English language, or has consulted with an advisor who is sufficiently proficient in English, so as to allow the Participant to understand the terms and conditions of this Agreement. If the Participant has received this Agreement or any other document related to the Units translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control, subject to applicable law. Foreign Asset/Account, Exchange Control and Tax Reporting. There may be certain exchange control, tax, and/or foreign asset/account reporting requirements which may affect the Participant’s ability to acquire or hold Shares or cash received from participating in the Plan (including the proceeds from the sale of Shares and the receipt of any dividends paid on Shares) in a brokerage or bank account outside the Participant’s country. The Participant may be required to report such accounts, assets or related transactions to the tax or other authorities in the Participant’s country. The Participant also may be required to repatriate sale proceeds or other funds received as a result of participating in the Plan to the Participant’s country within a certain time after receipt. The Participant acknowledges that it is the Participant’s responsibility to comply with such regulations, and the Participant should speak to a personal advisor on this matter. Insider Trading/Market Abuse Laws. The Participant may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, including, but not limited to, the Participant’s country, which may affect the Participant’s ability to accept, acquire, sell, or otherwise dispose of Shares, rights to Shares (e.g., the Units) or rights linked to the value of Shares under the Plan during such times as the Participant is considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdictions). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Participant placed before the Participant possessed inside information. Furthermore, the Participant could be prohibited from (a) disclosing the inside information to any third party, and (b) “tipping” third parties or causing them otherwise to buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Neither the Company nor any Affiliate or Subsidiary will be responsible for such restrictions or liable for the failure on the Participant’s part to know and abide by such restrictions. The Participant should consult with their own personal legal advisers to ensure compliance with local laws. ARGENTINA Notifications Securities Law Information. The Participant understands that neither the Units nor the Shares are publicly offered or listed on any stock exchange in Argentina. Therefore, the offer of the Units does not constitute a public offering as defined under Argentine law. The offer is private and not subject to the supervision of any Argentine governmental authority. Exchange Control Information. If the Participant transfers proceeds from the sale of Shares and any cash dividends into Argentina, the Participant may be subject to certain restrictions,

12 #97588919v13 including mandatory deposits. The Argentine bank handling the transaction may request certain documentation in connection with the request to transfer sale proceeds into Argentina (e.g., evidence of the sale, proof of the source of the funds used to purchase the Shares, etc.). The Participant is solely responsible for complying with the exchange control rules that may apply to the Participant in connection with his or her participation in the Plan and/or transfer of proceeds from the sale of Shares or receipt of dividends acquired under the Plan into Argentina. The Participant should consult with their personal advisor to ensure compliance with applicable reporting requirements. Foreign Asset/Account Reporting Information. Argentine residents must report any Shares acquired under the Plan and held as of December 31 of each year on their annual tax return for that year. AUSTRALIA Terms and Conditions Tax Information. Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies to the Units granted under the Plan, such that the Units are intended to be subject to deferred taxation. Notifications Securities Law Information. The offer of the Units is being made under Division 1A, Part 7.12 of the Corporations Act (Cth). If the Participant offers Shares for sale to a person or entity resident in Australia, the Participant’s offer may be subject to disclosure requirements under Australian law. The Participant should consult his or her personal legal advisor to ensure compliance with the applicable requirements. Exchange Control Information. Exchange control reporting is required for cash transactions exceeding AUD10,000 and for international fund transfers. If an Australian bank is assisting with the transaction, the bank will file the report on behalf of Participant. If there is no Australian bank involved in the transfer, Participant will be required to file the report. The Participant should consult with their personal advisor to ensure compliance with applicable reporting requirements. CANADA Terms and Conditions Termination of Service. The following provision replaces Section 2(d) of the Agreement: For purposes of the Units. the Participant’s Termination of Service will be considered to occur as of the earliest of: (i) the date that the Participant’s Service relationship with the Company or any of its Affiliates or Subsidiaries is terminated, or (ii) the date that the Participant receives notice of Termination of Service, regardless of any notice period or period of pay in lieu of such notice required under applicable employment law in the jurisdiction where the Participant is providing Service or the terms of the Participant’s

13 #97588919v13 Service agreement, if any. The Participant will not earn or be entitled to any pro-rated vesting for that portion of time before the date on which the Participant’s right to vest (if any) terminates, nor will Participant be entitled to any compensation for lost vesting. Notwithstanding the foregoing, if applicable employment standards legislation explicitly requires continued entitlement to vesting during a statutory notice period, the Participant’s right to vest in the Units under the Plan, if any, will terminate effective as of the last day of the Participant’s minimum statutory notice period, but the Participant will not earn or be entitled to pro-rated vesting if any applicable vesting date falls after the end of the Participant’s statutory notice period, nor will the Participant be entitled to any compensation for lost vesting. Tax Treatment and Withholding. The following provision replaces Section 8(c) of the Agreement: Prior to any relevant taxable or tax withholding event, as applicable, and as a condition to the Company’s obligation to issue Shares upon vesting of the Units hereunder, the Participant agrees to pay to the Company such amount as may be required to satisfy all applicable Tax-Related Items arising in connection with the Units (or otherwise make arrangements acceptable to the Company for the satisfaction any applicable withholding obligations with respect to all Tax-Related Items). In this regard, the Participant shall have the right to choose a method of withholding from one or a combination of the methods authorized by the Company, in the absence of any such election, authorizes the Company and/or the Service Recipient, at their discretion, to satisfy any applicable withholding obligations with respect to all Tax-Related Items through the Company’s default method at such time. The following terms and conditions apply to Service Providers resident in Quebec: French Language Documents. A French translation of this Agreement and certain other documents related to the Units will be made available to the Participant as soon as reasonably practicable. The Participant understands that, from time to time, additional information related to the Units may be provided in English and such information may not be immediately available in French. However, upon request, the Company will provide a translation of such information into French as soon as reasonably practicable. Notwithstanding anything to the contrary in this Agreement, and unless the Participant indicates otherwise, the French translation of this Agreement and certain other documents will govern the Participant’s participation in the Plan. Notifications Securities Law Information. The Participant is permitted to sell Shares acquired through the Plan through the designated broker appointed by the Company, provided the resale of Shares acquired under the Plan takes place outside of Canada, including, if applicable, through the facilities of a stock exchange on which the Shares are listed. The Shares are currently listed on the New York Stock Exchange.

14 #97588919v13 Foreign Asset/Account Reporting Information. Canadian residents are required to report any foreign property (e.g., Shares acquired under the Plan and possibly unvested Units) on form T1135 (Foreign Income Verification Statement) if the total cost of their foreign property exceeds a certain legally designated amount at any time in the year. Thus, the Units must be reported – generally at a nil cost – if the legally designated cost threshold is exceeded because of other foreign specified property the Participant holds. When Shares are acquired, their cost generally is the adjusted cost base (“ACB”) of the Shares. The ACB would ordinarily equal the fair market value of the Shares at the time of acquisition, but if other Shares are also owned, this ACB may have to be averaged with the ACB of the other Shares. It is the Participant’s responsibility to comply with these reporting obligations, and the Participant shall consult with their personal tax advisor in this regard. Non-Qualified Securities. All of the securities to be sold or issued under this Agreement are designated by the Company as non-qualified securities under subsection 110(1.4) of the Income Tax Act, R.S.C., 1985, c. 1 (5th Supp.). UNITED KINGDOM Terms and Conditions Tax Treatment and Withholding. The following provisions supplement Section 8 of the Agreement: Without limitation to Section 8, the Participant hereby agrees that they are liable for all Tax- Related Items and hereby covenants to pay all such Tax- Related Items, as and when requested by the Company or the Service Recipient, as applicable, or by HM Revenue & Customs (“HMRC”) (or any other relevant authority). The Participant also hereby agrees to indemnify and keep indemnified the Company and the Service Recipient, as applicable, against any Tax- Related Items that they are required to pay or withhold or have paid or will pay on the Participant’s behalf to HMRC (or any other tax authority or any other relevant authority). Notwithstanding the foregoing, if the Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), the terms of the immediately foregoing provision will not apply if the indemnification is viewed as a loan. In this case, the amount of income tax not collected within ninety (90) days of the end of the U.K. tax year in which an event giving rise to the Tax-Related Items occurs may constitute a benefit to the Participant on which additional income tax and National Insurance contributions (“NICs”) may be payable. Participant understands that he or she will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company and/or the Service Recipient for the value of any employee NICs due on this additional benefit, which may be recovered from Participant by the Company or the Service Recipient by any of the means referred to in Section 8 the Agreement. Notifications Non-Qualified Grants. The Units are not intended to be tax-qualified or tax-preferred under current tax rules and regulations in the United Kingdom.

15 #97588919v13 Securities Law Information. Neither the Agreement nor the Appendix is an approved prospectus for the purposes of section 85(1) of the Financial Services and Markets Act 2000 (the “FSMA”) and no offer of transferable securities to the public (for the purposes of section 102B of FSMA) is being made in connection with the Plan. The Plan and the Units are exclusively available in the UK to bona fide service providers and any other UK member of the Company or its Affiliates or Subsidiaries.